Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 #33-49886) pertaining to the 1992 Long Term Compensation Plan, in the Registration Statement (Form S-8 #333-26409) pertaining to the 1994 Long Term Compensation Plan and 1997 Stock Option Plan for Outside Directors, in the Registration Statement (Form S-8 #33-84558) pertaining to Kohl’s Corporation Employee Savings Plan, and in the Registration Statement (Form S-8 #333-105264) pertaining to the 2003 Long Term Compensation Plan, and in the related prospectuses, of our reports dated March 3, 2006, with respect to the consolidated financial statements and schedule of Kohl’s Corporation, Kohl’s Corporation’s management assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Kohl’s Corporation, included in this Annual Report (Form 10-K) for the year ended January 28, 2006.

/s/    Ernst & Young LLP

Milwaukee, WI

March 16, 2006